UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 9, 2026, TransAct Technologies Incorporated (the “Company”) entered into a lease agreement (the “Lease”) with Constantino Noval Nevada 3, LLC (the “Landlord”) to lease approximately 9,427 square feet of office space located at 6140 Brent Thurman Way, Suite 140, Las Vegas, Nevada (the “New Premises”). The Company’s operations conducted at its existing Las Vegas, Nevada office are being relocated to the New Premises.

The Lease has an initial term of five years and four months, commencing on the later of (i) February 1, 2026 or (ii) the date of substantial completion of certain tenant improvements to be performed by the Landlord on or before February 28, 2026 (the “Commencement Date”), and expiring on the last day of the 64th month following the Commencement Date. The Company has two three-year options to renew the Lease by providing the Landlord with 90 days advance written notice.

The initial base rent under the Lease is $17,911.30 per month, payable on the first day of each month, commencing the first month following the Commencement Date. The Lease provides for a 3% increase to the annual base rent on February 1 of each year beginning February 1, 2027 and continuing through the term of the Lease and any renewal term. In addition, the Company is responsible for 12.7% of the operating expenses under the Lease. As provided in the Lease, the current estimate of the Company’s share of operating expenses is $3,582.26 per month. The Company expects the relocation to the New Premises to result in annualized lease and occupancy cost savings of approximately $100,000.

There is no material relationship between the Company and the Landlord other than the contractual relationship under the Lease.

The foregoing summary of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease. A copy of the Lease in the form executed by the parties, reflecting changes to the form of lease originally proposed by the Landlord, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

Certain statements included in this report are “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan,” “predict,” “design” or “continue” or the negative thereof or other similar words.  Forward-looking statements are subject to certain risks, uncertainties and assumptions.  In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual events or results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: (i) the timing of, and costs associated with, the Company’s occupancy of the New Premises and transition of operations; (ii) changes in, or the extent of, operating expenses and other facility-related costs (including common area maintenance charges, utilities, taxes and insurance) associated with the New Premises; (iii) the extent of one-time or ongoing costs related to the relocation, which may reduce or delay any expected savings; (iv) changes in the Company’s business, headcount, or space requirements that impact the anticipated benefits of the relocation; and (v) the Landlord’s ability to perform its obligations under the Lease, including completing tenant improvements and providing building services, and any disruption resulting from a change in ownership or management of the property.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Standard Multi-Tenant Office Lease - Net, by and between Constantino Noval Nevada 3, LLC and TransAct Technologies Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ William J. DeFrances
William J. DeFrances
Vice President & Chief Accounting Officer

Date: February 13, 2026